                                                                      Exhibit 99

[Eagle Bancorp, Inc. Logo Omitted]


PRESS RELEASE                                              EAGLE BANCORP, INC.
FOR IMMEDIATE RELEASE                                      CONTACT:
                                                           Ronald D. Paul
January 19, 2006                                           301.986.1800



            EAGLE BANCORP, INC. ANNOUNCES 48% INCREASE IN NET INCOME
                             FOR YEAR 2005 OVER 2004


BETHESDA, MD. Eagle Bancorp, Inc. (Nasdaq: EGBN), the parent company of EagleBank, today announced net income of $7.5 million for the year ended December 31, 2005, compared to $5.1 million for the year ended December 31, 2004, an increase of 48%. On a per-share basis, the Company earned $1.06 per basic share and $1.00 per diluted share for 2005, as compared to $0.72 per basic share and $0.69 cents per diluted share for 2004.

At December 31, 2005, the Company's total assets amounted to $672 million, compared to $553 million at December 31, 2004, a 21% increase; while total deposits amounted to $569 million at December 31, 2005, representing a 23% increase over deposits of $462 million at December 31, 2004; total loans increased to $549 million at December 31, 2005 from $416 million at December 31, 2004, a 32% increase, and total stockholders' equity totaled $65 million at December 31, 2005, versus $59 million at December 31, 2004, an 11% increase.

For the full year 2005, the Company reported a return on average assets of 1.24% as compared to 1.04% for the year of 2004. Return on average equity was 12.25% for the full year 2005, as compared to 9.16% for 2004. Average equity was 10.09% of average assets for 2005 as compared to 11.38% for 2004.

Net income for the full year 2005 was favorably affected by strong growth in both loans and core deposits, an increase in the net interest margin, continued favorable asset quality trends, and improvements in productivity as measured by the efficiency ratio.

For the fourth quarter of 2005, net income was $2.1 million ($0.29 per basic share and $0.27 per diluted share) as compared to $1.8 million ($0.26 per basic share and $0.25 per diluted share) for the same quarter in 2004, representing a 13% increase.

"Growth in assets, loans, core deposits and client relationships continued at EagleBank for the fourth quarter of 2005 and capped another outstanding year of performance for the Company", noted Leonard L. Abel, Chairman of Eagle Bancorp and Ronald D. Paul, President and CEO of Eagle Bancorp. "The opportunities in building quality banking relationships in our primary marketplace of Montgomery County, Maryland and Washington, D.C. continue. We are quite pleased with our growing deposit and loan businesses, and a continuing favorable net interest margin result thru December 31, 2005. Furthermore, our efficiency ratio improved for the full year 2005 to 57.95% from 63.30% in 2004. We remain committed to growing our franchise, which includes focusing on outstanding asset quality as well as making investments in our infrastructure to support a growing organization", noted Messrs. Abel and Paul.

For the year 2005, net interest income increased 45% over 2004, owing to favorable average earning asset growth of 26% and a net interest margin of 4.99% as compared to 4.35% for the full year 2004. Total non-interest income increased from $3.8 million in 2004 to $4.0 million in 2005, a 7% increase. For 2005, non-interest income included net investment gains of $0.3 million, as compared to $0.5 million of net investment gains in 2004. Excluding net investment gains, non-interest income was $3.7 million for 2005, versus $3.3 million for 2004, a 13% increase. This improvement was due substantially to higher amounts of gains on the sale of the guaranteed portion of SBA loans and SBA loan servicing fees. Non-interest expenses amounted to $19.0 million for the year 2005 as compared to $15.0 million for the year of 2004, a 27% increase. The increase in non-interest expenses was due substantially to a larger staff and related personnel costs, higher amounts of incentive compensation, new banking offices, increases in marketing costs and additional professional and consulting fees. The provision for credit losses was $1.8 million for 2005 as compared to $0.7 million for 2004, a 173% increase. This increase was due to substantial growth in the loan portfolio during 2005. At December 31, 2005, the allowance for credit losses represented 1.09% of total loans as compared to 1.02% of total loans at December 31, 2004.

A continuing significant factor in the Company achieving its 2005 results is the quality of its assets. The ratio of non-performing loan to total loans was just 0.09% at December 31, 2005 and the ratio of net loan losses to average loans was just 0.03% for the full year 2005, both favorable credit quality positions.

For the fourth quarter of 2005, net interest income increased 33% due to a 22% increase in average earning assets in the fourth quarter of 2005 as compared to 2004 and an improved net interest margin to 4.95% for the fourth quarter of 2005 as compared to 4.56% for the fourth quarter of 2004. Owing to an absence of net investment gains in the fourth quarter of 2005, total non-interest income decreased from $1.1 million for the fourth quarter of 2004 to $0.8 million in 2005, a 28% decrease. For the fourth quarter of 2005, non-interest income included a modest net investment loss of $2 thousand as compared a $0.3 million net investment gains in 2004. Excluding net investment gains, non-interest income was $0.8 million for the fourth quarter of 2005 as compared to $0.9 million for the fourth quarter of 2004. Non-interest expenses amounted to $4.9 million for the fourth quarter of 2005 as compared to $3.9 million for the same period in 2004 2004, a 26% increase. This increase was due substantially to the same factors mentioned above that impacted the full year 2005 over 2004.

Throughout the year 2005, the Company has maintained a favorable net interest margin, as its balance sheet was well positioned to benefit from market interest rate increases which occurred throughout 2005. Additionally, very strong loan growth throughout 2005 was accompanied by growth in core deposits. The Bank's reliance on sources of funds other than core deposits declined during 2005.

Eagle Bancorp paid a dividend of $.07 per share for the fourth quarter of 2005. The quarterly dividend commenced in the first quarter of 2005.

The Summary of Financial Information presented on the following pages provides more detail of the Company's performance for the year and three months ended December 31, 2005 as compared to 2004. Persons wishing additional information should refer to the Company's Form 10K report to be filed with the Securities and Exchange Commission on or before March 15, 2006.

NON-GAAP PRESENTATIONS. This press release refers to the efficiency ratio which is computed by dividing noninterest expense by the sum of net interest income on a tax equivalent basis and noninterest income. This is a non-GAAP financial measure that we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate the efficiency ratio differently. The Company, in referring to its net income, is referring to income under accounting principles generally accepted in the United States, or "GAAP".

FORWARD LOOKING STATEMENTS. This press release contains forward looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as "may," "will," "anticipates," "believes," "expects," "plans," "estimates," "potential," "continue," "should," and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company's market, interest rates and interest rate policy, competitive factors and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results are not necessarily indicative of future performance.

EAGLE BANCORP, INC
Statement of Condition Highlights
(in thousands)

                                                           DECEMBER 31, 2005       SEPTEMBER 30, 2005     DECEMBER 31, 2004
                                                        ------------------------ ---------------------- ----------------------
                                                               UNAUDITED               UNAUDITED               AUDITED
                                                        ------------------------ ---------------------- ----------------------
ASSETS
Cash and due from banks                                            $     16,662            $    17,639             $   31,100
Interest bearing deposits with other banks and other
   short-term investments                                                11,231                 12,015                  9,594
Federal funds sold                                                        6,102                 30,051                 15,035
Investment securities available for sale, at fair
   value                                                                 68,050                 63,887                 64,098
Loans held for sale                                                       2,924                  2,327                  2,208
Loans                                                                   549,212                504,290                415,509
Less: allowance for credit losses                                        (5,985)                (5,496)                (4,240)
Premises and equipment, net                                               5,774                  5,744                  5,726
Accrued interest, taxes and other assets                                 18,282                 16,562                 14,423
                                                        ------------------------ ---------------------- ----------------------
TOTAL ASSETS                                                       $    672,252            $   647,019             $  553,453
                                                        ======================== ====================== ======================

LIABILITIES AND STOCKHOLDERS' EQUITY
Non interest bearing deposits                                      $    165,103            $   140,554             $  130,309
Interest bearing deposits                                               403,791                405,008                331,978
                                                        ------------------------ ---------------------- ----------------------
    Total deposits                                                      568,894                545,562                462,287
Securities sold under repurchase agreements                              32,139                 31,470                 23,983
Other borrowings                                                              -                  4,000                  6,333
Other liabilities                                                         6,256                  2,400                  2,316
                                                        ------------------------ ---------------------- ----------------------
     Total liabilities                                                  607,289                583,432                494,919
Stockholders' equity                                                     64,963                 63,587                 58,534
                                                        ------------------------ ---------------------- ----------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $    672,252            $   647,019             $  553,453
                                                        ======================== ====================== ======================

EAGLE BANCORP, INC.- Statements of Income
Highlights
(in thousands)

                                                        TWELVE MONTHS ENDED                          THREE MONTHS ENDED
                                                            DECEMBER 31,                                DECEMBER 31,
                                              -----------------------------------------   -----------------------------------------
                                                   2005            2004          %             2005            2004          %
                                               (UNAUDITED)      (AUDITED)                   (UNAUDITED)     (UNAUDITED)
Total interest income                             $   36,726      $   24,195       52%         $   10,606     $    7,060       50%
Total interest expense                                 8,008           4,328       85%              2,824          1,200      135%
                                              --------------- --------------- ---------   ---------------- -------------- ---------
Net interest income                                   28,718          19,867       45%              7,782          5,860       33%
                                              --------------- --------------- ---------   ---------------- -------------- ---------
Provision for credit losses                            1,843             675      173%                532            218      144%
Noninterest income before investment gains
   (losses)                                            3,719           3,300       13%                835            889       -6%
Investment gains (losses)                                279             453      -38%                (2)            260       n/m
Noninterest expense                                   18,960          14,952       27%              4,855          3,866       26%
                                              --------------- --------------- ---------   ---------------- -------------- ---------
Income before income tax expense                      11,913           7,993       49%              3,228          2,925       10%
Income tax expense                                     4,369           2,906       50%              1,163          1,090        7%
                                              --------------- --------------- ---------   ---------------- -------------- ---------
Net income                                        $    7,544      $    5,087       48%         $    2,065     $    1,835       13%
                                              =============== =============== =========   ================ ============== =========

Per Share Data (1):
Earnings per share, basic                         $     1.06      $     0.72                   $     0.29     $     0.26
Earnings per share, diluted                       $     1.00      $     0.69                   $     0.27     $     0.25
Shares outstanding at period end                   7,184,891       7,048,249                    7,184,891      7,048,249
Weighted average shares outstanding, basic         7,117,446       7,024,701                    7,176,828      7,043,906
Weighted average shares outstanding, diluted       7,557,775       7,360,707                    7,610,141      7,397,506
Book value per share at period end                $     9.04      $     8.29                   $     9.04     $     8.29

(1) Prior periods adjusted to give retroactive effect to the 1.3 to 1 stock split in the form of a 30% stock dividend paid on February 25, 2005

EAGLE BANCORP, INC. - Performance Ratios
(annualized):
Return on average assets                                  1.24%           1.04%
Return on average equity                                 12.25%           9.16%
Net interest margin                                       4.99%           4.35%
Efficiency ratio (2)                                     57.95%          63.30%

Other Ratios:
Allowance for credit losses to total loans                1.09%           1.02%
Non performing loans to total loans                       0.09%           0.04%
Net charge-offs (recoveries) to average loans             0.03%           0.03%
Average equity to average assets                         10.09%          11.38%
Tier 1 leverage Ratio                                     9.93%          11.98%
Total risk based capital ratio                           12.05%          13.45%

Average Balances (in thousands):
Total assets                                         $  610,245      $  487,853
Total earning assets                                 $  575,198      $  455,979
Total loans (3)                                      $  479,311      $  353,537
Total deposits                                       $  512,416      $  397,788
Total stockholders' equity                           $   61,563      $   55,507

(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income and investment gains (losses)
(3) Includes loans held for sale